Exhibit 99.1

April 2, 2012

Board of Directors
Exterran GP LLC
16666 Northchase Drive
Houston, Texas 77060

Gentlemen:

This letter is to notify you that I hereby resign from the Board of Directors of Exterran GP LLC, effective April 2, 2012.

Sincerely,

/s/ J. Michael Anderson
J. Michael Anderson

cc: Donald C. Wayne, Senior Vice President and General Counsel